Exhibit 99.1

Blueprint Medicines Elevates Two Talented Leaders to its Executive Team

-- Philina Lee, Ph.D., promoted to Chief Commercial Officer --

-- Helen Ho, Ph.D., role expanded to Chief Business Officer –

-- Demonstrates strong bench of talent and commitment to diversity in roles of all levels within
Blueprint Medicines --

CAMBRIDGE, Mass., (Jan. 20, 2022) / PRNewswire/ -- Blueprint Medicines Corporation (NASDAQ: BPMC) today announced two executive leadership changes highlighting the company’s commitment to developing exceptional leaders. Effective April 4, 2022, Philina Lee, Ph.D. will be promoted to Chief Commercial Officer, succeeding Christina Rossi as she transitions to Chief Operating Officer. With her promotion, Dr. Lee will become an officer of the company and assume responsibility for Blueprint’s global commercial strategy and U.S. operations. In an expanded role, Helen Ho, Ph.D., will become Chief Business Officer, adding Portfolio Strategy & Program Management to her current responsibilities for Corporate and Business Development. Dr. Lee and Dr. Ho will join the company’s Executive Team.

“I’m thrilled to announce the elevation of these two talented and dedicated Blueprint Medicines colleagues,” said Jeff Albers, Chief Executive Officer, Blueprint Medicines. “The work of impacting patient lives takes great people to be successful and we are intentional about cultivating internal talent, enabling thoughtful succession planning in support of Blueprint’s continued success. We believe we are poised for transformational growth over the next 12-18 months. As Philina and Helen step into these roles, their leadership help will ensure consistency of approach while bringing diversity of perspective and experience as we work to achieve our goals.”

Dr. Lee joined Blueprint Medicines in August 2014 as Senior Director, New Product Strategy and Development and subsequently held multiple commercial roles with responsibility for strategy, operations, patient services, marketing and the precision medicine field team. During her tenure, she has been instrumental in building the company’s portfolio from research-stage onwards, laying the groundwork for the commercial strategy that is driving the successful launches of AYVAKIT® (avapritinib) and GAVRETO® (pralsetinib). Since January 2021, Dr. Lee has served as Senior Vice President, Head of Portfolio Strategy and Program Management, responsible for providing strategic and operational leadership across the company’s portfolio. Previously, Dr. Lee held product strategy and marketing roles of increasing responsibility at Algeta, Sanofi and Genzyme. Dr. Lee also serves on the board of Fusion Pharmaceuticals, as a member of both the Nomination and Governance committee and Research and Development committee. Dr. Lee earned a B.S. in Biochemistry from the University of Alberta, and a Ph.D. in Cell Biology from the Massachusetts Institute of Technology.

Dr. Ho joined Blueprint Medicines in April 2018 as Vice President, Corporate Development, to lead business development, corporate strategy, new product planning and alliance management, and was promoted to Senior Vice President in January 2021. During her tenure, she has played a central role in establishing and operating successful strategic partnerships with Roche, Ipsen, CStone Pharmaceuticals, and Zai Lab, as well as the acquisition of Lengo Therapeutics. Prior to joining Blueprint Medicines, Dr. Ho served in corporate development roles at TCR2 Therapeutics and Agios Pharmaceuticals and as a management consultant at LEK Consulting. Dr. Ho earned a B.S. in Biochemistry from University of California, Los Angeles, and a Ph.D. in Cell Biology from Yale University.

About Blueprint Medicines

Blueprint Medicines is a global precision therapy company that invents life-changing therapies for people with cancer and blood disorders. Applying an approach that is both precise and agile, we create medicines that selectively target genetic drivers, with the goal of staying one step ahead across stages of disease. Since 2011, we have leveraged our research platform, including expertise in molecular targeting and world-class drug design capabilities, to rapidly and reproducibly translate science into a broad pipeline of precision therapies. Today, we are delivering approved medicines directly to patients in the United States and Europe, and we are globally advancing multiple programs for systemic mastocytosis, lung cancer and other genomically defined cancers, and cancer immunotherapy. For more information, visit www.BlueprintMedicines.com and follow us on Twitter (@BlueprintMeds) and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding plans, strategies, timelines and expectations for Blueprint Medicines' current or future approved drugs and drug candidates, including timelines for marketing applications and approvals, the initiation of clinical trials or the results of ongoing and planned clinical trials; plans to expand Blueprint Medicines’ scientific platform; Blueprint Medicines' plans, strategies and timelines to nominate development candidates; plans and timelines for additional marketing applications for avapritinib and pralsetinib and, if approved, commercializing avapritinib and pralsetinib in additional geographies or for additional indications; the potential benefits of any of Blueprint Medicines' current or future approved drugs or drug candidates in treating patients; the potential benefits of Blueprint Medicines' collaborations; preliminary selected financial results; Blueprint Medicines' strategy, goals, potential growth and related timelines, and anticipated financial performance, milestones, business plans and focus; and the potential benefits from Blueprint Medicines’ leadership development and succession planning. The words "aim," "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "project," "potential," "continue," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the impact of the COVID-19 pandemic to Blueprint Medicines' business, operations, strategy, goals and anticipated milestones, including Blueprint Medicines' ongoing and planned research and discovery activities, ability to conduct ongoing and planned clinical trials, clinical supply of current or future drug candidates, commercial supply of current or future approved products, and launching, marketing and selling current or future approved products; Blueprint Medicines' ability and plans in continuing to establish and expand a commercial infrastructure, and successfully launching, marketing and selling current or future approved products; Blueprint Medicines' ability to successfully expand the approved indications for AYVAKIT/AYVAKYT and GAVRETO or obtain marketing approval for AYVAKIT/AYVAKYT in additional geographies in the future; the delay of any current or planned clinical trials or the development of Blueprint Medicines' current or future drug candidates; Blueprint Medicines' advancement of multiple early-stage efforts; Blueprint Medicines' ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; the timing and results of preclinical and clinical studies for Blueprint Medicines' drug candidates, which may not support further development of such drug candidates or may impact the timing of data publications or regulatory submissions; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; Blueprint Medicines' ability to obtain, maintain and enforce patent and other intellectual property protection for AYVAKIT/AYVAKYT, GAVRETO or any drug candidates it is developing; Blueprint Medicines' ability to develop and commercialize companion diagnostic tests for AYVAKIT/AYVAKYT, GAVRETO or any of its current and future drug candidates; Blueprint Medicines’ ability to successfully expand its operations and scientific platform and the costs thereof; the success of Blueprint Medicines' current and future collaborations, partnerships or licensing arrangements; and Blueprint Medicines' ability to realize the anticipated benefits of its succession planning and leadership development and transitions. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in Blueprint Medicines' filings with the Securities and Exchange Commission (SEC), including Blueprint Medicines' most recent Annual Report on Form 10-K, as supplemented by its most recent Quarterly Report on Form 10-Q and any other filings that Blueprint Medicines has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines' views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Blueprint Medicines Contacts

Media:

Sarah Mena Guerrero

+1 (617) 714-6684

media@blueprintmedicines.com

Investor Relations:

Kristin Hodous

+1 (617) 714-6674

ir@blueprintmedicines.com